As filed with the Securities and Exchange Commission on March 24, 2026

Registration Statement No. 333-293520

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to Form F-1 on

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMX (Security Matters) Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	3590	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

+353-1-920-1000

Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Fox, Esq. Samantha Guido, Esq. Liam P. Bradley, Esq. Ruskin Moscou Faltischek P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, NY 11556 Tel: (516) 663-6580	Connor Manning Arthur Cox Ten Earlsfort Terrace Dublin 2 D02 T380

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

☒ Emerging growth company

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On February 17, 2026, SMX (Security Matters) Public Limited Company. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form F-1, as amended (File No. 333-293520) (the “Registration Statement”). The Registration Statement was initially declared effective by the SEC on March 6, 2026. This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 (“Amendment No. 1”) is being filed by the Company to convert the Registration Statement into a Registration Statement on Form F-3, which the Company is eligible to use. No additional securities are being registered under this Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated March 24, 2026

Preliminary Prospectus

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Issuance of up to 30,411,426 Ordinary Shares

This prospectus relates to the resale, from time to time of up to an aggregate of 30,411,426 ordinary shares of the Company, $0.00000000012219451015625 par value per share (“Ordinary Shares”), by the selling stockholders named elsewhere in this prospectus (“Selling Stockholders”). The Ordinary Shares included in this prospectus consist of Ordinary Shares that the Company may, in its discretion, elect to issue and sell to one of the Selling Stockholders (the “SEPA Investor”), from time to time after the date of this prospectus, pursuant to a Standby Equity Purchase Agreement the Company entered into with the Selling Stockholders on December 1, 2025, as amended (the “SEPA”), in which the SEPA Investor has committed to purchase from the Company up to $250,000,000 of the Company’s Ordinary Shares in an equity line of credit (the “Equity Line”), subject to the terms and conditions specified in the SEPA. As of the date of this prospectus, the Company has drawn down approximately $17,880,834 from the Commitment Amount under the SEPA and has issued an aggregate of 877,682 (post-4.8828125:1 reverse stock split) Ordinary Shares to the SEPA Investor. This prospectus relates only to the remaining $232,119,166 remaining under the Equity Line. See the section entitled, “Current Outlook” of our Annual Report on Form 20-F for the fiscal year ended 2025 filed by us with the SEC (File No. 001-41639) which is incorporated by reference herein for a description of the SEPA and the section entitled, “Selling Shareholders” of this prospectus for additional information regarding the Selling Stockholders.

Subject to the terms and conditions of the SEPA, the Company has the right from time to time at its discretion until the first day of the month following the 36-month period after the date of the SEPA (or earlier in the event the SEPA Investor shall have made payment of $250 million in Advances), to direct the SEPA Investor to purchase a specified amount of Ordinary Shares (each such sale, an “Advance”) by delivering written notice to the SEPA Investor (each, an “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the lesser of (i) an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount (as defined in the SEPA) during the five consecutive Trading Days immediately preceding an Advance Notice, (ii) 30% of the Daily Traded Amount (as defined in the SEPA) and (iii) $1 million, and may not exceed 4.99% of the issued and outstanding Ordinary Shares. The Ordinary Shares purchased pursuant to an Advance will be purchased at a price equal to 94% of the lowest VWAP of the Ordinary Shares during the three Trading Days following the applicable notice date. The Company may also deliver intraday purchase notices to the Investor, and the Ordinary Shares purchased pursuant to an intraday Advance will be purchased at a price equal to 98% of the lowest traded price of the Ordinary Shares during the intraday pricing period, as determined pursuant to the terms of the SEPA.

The Company will control the timing and amount of any sales of Ordinary Shares to the SEPA Investor under the Equity Line. Actual sales of the Ordinary Shares under the Equity Line will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Ordinary Shares and determinations by the Company as to the appropriate sources of funding for its business and operations.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Ordinary Shares. The Selling Stockholders may offer, sell or distribute all or a portion of their Ordinary Shares publicly or through private transactions at prevailing market prices or at negotiated prices. The Company will not receive any proceeds from the sale of Ordinary Shares by the Selling Stockholders pursuant to this prospectus. However, the Company may receive up to $250,000,000 from sales of Ordinary Shares to the SEPA Investor that the Company may, in its discretion, elect to make, from time to time after the date of this prospectus, pursuant to the SEPA. As of the date of this prospectus, the Company has drawn down $17,880,834 from the Commitment Amount under the SEPA and has issued an aggregate of 877,682 (post-4.8828125:1 reverse stock split) Ordinary Shares to the SEPA Investor, pursuant to the Registration Statement on Form F-1 (No. 333-292153). The Company provides more information about how the Selling Stockholders may sell or otherwise dispose of the Ordinary Shares in the section entitled, “Plan of Distribution.”

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

We are a “foreign private issuer” as defined under applicable Securities and Exchange Commission (“SEC”) rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On March 20, 2026, the closing price of our Ordinary Shares was $7.70.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2026

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ABOUT THE PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, on Form F-3. You should read this prospectus, including the documents incorporated by reference herein, and the related registration statement carefully. This prospectus and registration statement contain important information you should consider when making your investment decision.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Any prospectus supplement may also add, update, or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the sale or resale of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, if any, the information and documents incorporation herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus, or any applicable prospectus supplement. Neither we nor any of the Selling Stockholders have authorized any other person to provide you with different or additional information. Neither we nor any of the Selling Stockholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. Neither we nor any of the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor any of the Selling Stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States. You should assume that the information in this prospectus (including any information or documents incorporated by reference herein) or any applicable prospectus supplement is accurate only as of the date on the front of the respective document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of a security, and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of a security.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

The Selling Stockholder may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Stockholder, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the name of any agents, underwriters, or dealers involved in the sale of securities. See “Plan of Distribution.”

This prospectus contains or incorporates by reference to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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Unless the context indicates otherwise in this prospectus, the terms “SMX (Security Matters) PLC,” “SMX,” the “Company,” “we,” “our,” or “us” in this prospectus refer to SMX (Security Matters) Public Limited Company, an Ireland limited company.

Certain amounts that appear in this prospectus may not sum due to rounding.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

The financial statements of SMX (Security Matters) Public Limited Company (the “Company”) are prepared in accordance with international financing reporting standards, as issued by the International Accounting Standards Board (“IFRS”). The historical consolidated financial statements of Security Matter PTY Ltd. (“Security Matters PTY”) are prepared in accordance with IFRS. Security Matters PTY (formerly, Security Matters Limited, an Australian public company with Australian Company Number (ACN) 626 192 998 listed on the Australian Stock Exchange through March 7, 2023) is currently a private, wholly-owned subsidiary of the Company, whose name was changed to Security Matters PTY Ltd. in June 2023.

Certain of the measures included in this prospectus may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by Security Matters PTY may not be comparable to similarly titled amounts used by other companies.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry and the regions in which we operate, including our general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts, which we believe to be reliable based upon our management’s knowledge of the industry. We have not independently verified the accuracy and completeness of such third-party information to the extent included in this prospectus. Such assumptions and estimates of our future performance and growth objectives and the future performance of our industry and the markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and sections which are incorporated by reference in this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the Company’s financial performance;

●	the ability to maintain the listing of the Ordinary Shares on Nasdaq;

●	our consolidated financial statements for the fiscal year ended December 31, 2025, contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms, if at all;

●	changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the Company’s ability to develop and launch products and services;

●	the Company’s ability to successfully and efficiently integrate future expansion plans and opportunities;

●	the Company’s ability to grow its business in a cost-effective manner;

●	the Company’s product development timeline and estimated research and development costs;

●	the implementation, market acceptance and success of the Company’s business model;

●	developments and projections relating to the Company’s competitors and industry;

●	the Company’s approach and goals with respect to technology;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the impact of war, terror threats, or adverse public health developments on the Company’s business;

●	changes in applicable laws or regulations; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing views as of any subsequent date, and no obligation is undertaken to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The risk factors and cautionary language referred to or incorporated by reference in this Report provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in our forward-looking statements, including among other things, the items identified in the section entitled “Risk Factors”. You should, however, review the factors and risks that the Company describes in the reports it will file from time to time with the SEC.

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As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings that may be instituted against the Company;

●	the ability to maintain the listing of the Ordinary Shares on Nasdaq;

●	changes in applicable laws or regulations;

●	the effects of future pandemics, or other future health crises on the Company’s business;

●	the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates;

●	the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so;

●	the risk that the Company may never achieve or sustain profitability;

●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Company experiences difficulties in managing its growth and expanding operations;

●	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

●	the risk that the Company is unable to secure or protect its intellectual property;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

Our Company

We envision ourself as the next generation solution provider of brand protection, authentication and track and trace technology for the anti-counterfeit market. Our vision is to build confidence in the era of the digital economy, enabling parties to maintain trust in physical assets and processes. Our transformative solution aims at building on the principles of The United Nations’ Sustainability Development Goals, particularly Goal 12: “Ensure sustainable consumption and production patterns” that can create value for participants in the circular economy. As an increasing number of industries and sectors are committing to using recycled material and realizing the broader strategic vision of net zero carbon emissions, we believe our solution is the next generation for sustainability and the circular economy.

For more information about the Company, see our Annual Report on Form 20-F for the fiscal year ended 2025, filed with the SEC on March 20, 2026 (the “2025 Annual Report”), to which we incorporate by reference into this prospectus.

Recent Developments

The information under “Recent Developments” is incorporated by reference from our 2025 Annual Report.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

The Company qualifies as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

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The Company is also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events

The Company may take advantage of these reporting exemptions until such time that it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer, the Company is also permitted to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers. In order to rely on this exception, the Company is required to disclose each Nasdaq rule that it does not intend to follow and describe the home country practice that it will follow in lieu thereof. The Company currently follows the following Irish corporate governance practices in lieu of Nasdaq corporate governance rules: The Company has elected to (a) amend its 2022 Equity Incentive Plan to increase the number of shares authorized under the plan without stockholder approval, (b) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of its Ordinary Shares (or securities convertible into or exercisable for its Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, (c) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(c) to seek shareholder approval in connection with the establishment or material amendment of a stock option or purchase plan or arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants, (d) follow home country practice in lieu of the requirements under Nasdaq Rule 5605(c)(2)(A) that require the Company to have an audit committee of at least three members, and (e) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(e) to have director nominees selected or recommended for the Board’s selection either by (i) independent directors constituting a majority of the board’s independent directors in a vote in which only independent director’s participate, or (ii) a nominations committee comprised solely of independent directors.

Summary Risk Factors

Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under “Risk Factors” beginning on page 9 of this prospectus, as well as the other information included elsewhere in this prospectus, and the risk factors described under “Part I, Item 3D. Risk Factors” in our most recent Annual Report on Form 20-F and in any subsequently-filed Reports on Form 6-K, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

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Corporate Structure

The Company has seven wholly owned subsidiaries: Lionheart, Security Matters PTY, trueSilver SMX Platform Ltd. (Canada) (“trueSilver”), SMX Fashion and Luxury (France), Security Matters Canada Ltd. (Canada), SMX (Security Matters) Ireland Limited (Ireland) and SMX Circular Economy FZCO (UAE), which was formed on April 18, 2025. Additionally, the Company owns 70% of SMX Circular Economy Platform PTE, Ltd. (Singapore) (“SMX Singapore”). The Company’s ownership in SMX Singapore was reduced to 70% on November 11, 2024.

Security Matters PTY has two wholly-owned subsidiaries: SMX Israel, and SMX Beverages Pty Ltd. (Australia). Security Matters PTY is also the record holder of 50% of Yahaloma, through SMX Israel, and 52.9% of trueGold Consortium Pty Ltd. (Australia) (“trueGold”).

The below chart details the organizational structure of the Company:

Corporate Information

The Company is a public limited company organized and existing under the laws of Ireland. The Company was formed on July 1, 2022, as a public limited company incorporated in Ireland under the name “Empatan Public Limited Company”. The Company changed its name to SMX (Security Matters) Public Limited Company on February 15, 2023. Its affairs are governed by its Amended and Restated Memorandum and Articles of Association, the Irish Companies Act of 2014 (“ICA”), and the laws of Ireland.

The Company’s principal website is https://smx.tech. We do not incorporate the information thereon, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

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THE OFFERING

The summary below described the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s Ordinary Shares.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 9 of this prospectus.

Issuer	SMX (Security Matters) Public Limited Company

Ordinary Shares offered by the Selling Stockholders	30,411,426 Ordinary Shares consisting of Ordinary Shares that the Company may, in its discretion, elect to issue and sell to the SEPA Investor, from time to time after the date of this prospectus, pursuant to the SEPA and the SEPA Amendment, in which the SEPA Investor has committed to purchase from the Company the Equity Line, subject to the terms and conditions specified in the SEPA;. See the section entitled, “Selling Stockholders” for additional information regarding the Selling Stockholders.

Selling Stockholders	All of the Ordinary Shares being registered pursuant to the Post-Effective Amendment No. 1 to Form F-1 on Form F-3, of which this prospectus forms a part, are being offered by the Selling Stockholders. See “Selling Stockholders” on page 17 of this prospectus for more information on the Selling Stockholders.

Ordinary Shares Outstanding Prior to Offering	3,039,063 as of March 20, 2026 (upon the closing of business day and post reverse split ratio of 4.8828125:1) (1)

Ordinary Shares to be Outstanding After Giving Effect to the Issuance of the Ordinary Shares Registered Hereunder	32,752,492, based on our issued and outstanding Ordinary Shares as of March 20, 2026 (post-reverse stock split ratio of 4.8828125:1). (1)

Use of Proceeds	We will not receive any proceeds from the resale of Ordinary Shares included in this prospectus by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from their respective sales of the Ordinary Shares in this offering. However, the Company may receive up to 250 million before expenses from sales of Ordinary Shares to the SEPA Investor that the Company may, in its discretion, elect to make, from time to time after the date of this prospectus, pursuant to the SEPA. As of the date of this prospectus, the Company has drawn down approximately $17,880,834 from the Commitment Amount under the SEPA and has issued an aggregate of 877,682 (post-4.8828125:1 reverse stock split) Ordinary Shares to the SEPA Investor, pursuant to the Registration Statement on Form F-1 (No. 333-292153). The Company intends to use the net proceeds from the sale of the Ordinary Shares in the Equity Line for working capital and general corporate purposes, to pay down certain outstanding indebtedness and other liabilities of the Company, and, subject to the Amendment, to acquire bitcoin or another cryptocurrency subject to the mutual consent of the parties, which shall serve as a reserve asset for the Company, and, if applicable, for so long as the Notes remain outstanding, shall be used to secure amounts outstanding under the Notes. After payment of expenses and certain liabilities, generally, if the Company’s stock price is $10.00 or below, 50% of net proceeds to the Company under the Equity Line will be used to purchase the crypto assets. See “Use of Proceeds” on page 9 of this prospectus for more information.

Market for Ordinary Shares	Our Ordinary Shares are listed on The Nasdaq Stock Market LLC under the symbol “SMX”.

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Registration Rights	We have filed a Post-Effective Amendment No. 1 to Form F-1 on Form F-3, of which this prospectus forms a part, to satisfy registration rights we granted to the Selling Stockholder.

(1)	Excludes the Ordinary Shares underlying all of the Company’s outstanding options and warrants.

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RISK FACTORS

An investment in our securities is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our Ordinary Shares and Public Warrants could decline, and you may lose all or part of your investment therein. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our 2025 Annual Report under the heading “Item 3D. Risk Factors”, any updates to those risk factors contained in our subsequently filed Reports on Form 6-K and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

COMMITTED EQUITY FINANCING

For a discussion of our liquidity and capital resources, including our committed equity financing arrangement under the SEPA and our current expectations regarding our ability to access and utilize the SEPA, see Item 5A. “Operating and Financial Review and Prospects—Current Outlook” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

USE OF PROCEEDS

All of the Ordinary Shares being offered under this prospectus are being sold by or for the account of the SEPA Investor. We will not receive any proceeds from the sale of the Ordinary Shares. However, the Company may receive up to $250,000,000, before expenses, from sales of Ordinary Shares to the SEPA Investor that the Company may, in its discretion, elect to make, from time to time after the date of this prospectus, pursuant to the SEPA and applicable law.

As of the date of this prospectus, the Company has drawn down approximately $17,880,834 from the Commitment Amount under the SEPA, and has issued an aggregate of 877,354 (pre-4.8828125:1 reverse stock split) of its ordinary shares to SEPA Investor as a result. The Company intends to continue to draw down from the Commitment Amount from time to time pursuant to the terms and conditions of the SEPA, as amended by the Amendment, and applicable law.

After payment of expenses and certain liabilities, generally, 50% of net proceeds to the Company under the SEPA will be used to purchase crypto assets; provided, however, that the Company’s obligation to acquire bitcoin or another cryptocurrency with a portion of the proceeds under the SEPA is suspended so long as the Company’s Ordinary Shares close above $10 per share. The SEPA investor may also from time to time waive the obligation of the Company to so use any of the proceeds to acquire bitcoin or another cryptocurrency.

CAPITALIZATION AND INDEBTEDNESS

For a discussion of our capitalization and indebtedness (including material changes in our outstanding debt arrangements), see (i) Item 5 “Operating and Financial Review and Prospects” and Item 8 “Financial Information” (to the extent applicable) in our 2025 Annual Report, and (ii) our reports on Form 6-K furnished to the SEC after March 20, 2026 that state they are incorporated by reference into this prospectus

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DESCRIPTION OF SECURITIES

General

The Company is a public limited company organized and existing under the laws of Ireland. The Company was formed on July 1, 2022 as a public limited company incorporated in Ireland under the name “Empatan Public Limited Company” and underwent a change of name to SMX (Security Matters) Public Limited Company on February 15, 2023. The Company’s affairs are governed by the Company’s Amended and Restated Memorandum and Articles of Association, the ICA, and the laws of Ireland.

The following are summaries of material provisions of the Company’s Amended and Restated Memorandum and Articles of Association and the Irish Companies Act of 2014 (the “ICA”), insofar as they relate to the material terms of the Ordinary Shares.

Description of Ordinary Shares

The following are summaries of material provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and the ICA, insofar as they relate to the material terms of the Ordinary Shares.

General. The authorized share capital of the Company is $99,920,000,000,000,000,170,122,249 divided into 817,549,003,406,601,232,640 Ordinary Shares with a nominal value of US$0.00000000012219451015625 each, 200,000,000,000 preferred shares with a nominal value of $0.0001 each, and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each.

On May 2, 2025, the Company’s shareholders approved the subdivision of its ordinary shares into 1 ordinary share of $0.00000000000001 par value (which was later increased to $0.00000000012219451015625 pursuant to the 1-for-4.8828125 reverse stock split) with the same rights as each current ordinary share, and 470,250,014,886,351 new deferred shares of US$0.00000000000001 par value with the following rights: (i) each new deferred share shall not entitle the holder thereof to receive notice, attend or vote at general meetings of the Company; (ii) each New Deferred Share shall not entitle the holder thereof to participate in any dividends declared or paid by the Company; and (iii) on a return of capital on a winding up or otherwise, each New Deferred Share shall entitle the holder thereof to receive an amount of US$0.00000000000001 on each deferred share after an amount of $1,000,000,000 has been paid in respect of each ordinary share.

On December 1, 2025, the Company’s shareholders approved the cancellation of the 7,999,999,999,999,982,413,677 new deferred ordinary shares with a nominal value of US$0.00000000000001 each in the authorised share capital of the Company, which had not been taken or agreed to be taken by any person, pursuant to Section 83(1)(f)(ii) of the ICA.

Immediately prior to consummation of the Business Combination pursuant to the BCA and the SID, the Company had issued and paid-up share capital of (i) €25,000 representing 25,000 deferred shares of €1.00 each and (ii) $0.0001 representing one Ordinary Share of $0.0001 each in the capital of the Company, in order to satisfy statutory capitalization requirements for all Irish public limited companies.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by the Company’s board of directors. Dividends may be declared and paid out of the funds legally available therefor, or any other fund or account which can be authorized for this purpose in accordance with the ICA.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding Ordinary Shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Ordinary Shares shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to the Company’s Amended and Restated Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions contained in the BCA with respect to the Ordinary Shares, and subject to any further restrictions contained in the Amended and Restated Memorandum and Articles of Association, any shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the Company’s Board.

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Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If the Company’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the Company’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors on the requisition of the shareholders or, if the Board fails to so convene a meeting, such extraordinary general meetings may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of the Company. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the Company’s Amended and Restated Memorandum and Articles of Association and the ICA. Unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.

Description of Public Warrants

Each whole Public Warrant shall entitle the holder thereof to purchase a fraction of one Ordinary Share at an exercise price of $869,118.16 per share (post-7:1, 10.89958:1, 8:1 and 4.8828125 reverse stock splits).

Subject to the terms of the BCA, on the consummation of the Business Combination, each Lionheart Public Warrant remained outstanding but was automatically adjusted to become one Public Warrant. Each such Public Warrant continues to have, and be subject to, the same terms and conditions set forth in the warrant agreement pursuant to which such Lionheart Public Warrant was issued immediately prior to the consummation of the Business Combination, except that each Public Warrant is exercisable (or will become exercisable in accordance with its terms) for that number of whole Ordinary Shares equal to the number of Lionheart Private Shares that were issuable upon exercise of such Lionheart Public Warrant that was outstanding immediately prior to the consummation of the Business Combination, and subject to adjustment pursuant to all subsequent reverse stock splits. In addition, each Lionheart Private Warrant remains outstanding but is automatically adjusted to become one Public Warrant, subject to adjustment pursuant to all subsequent reverse stock splits (each a “Parent Founder Warrant”). Each such Parent Founder Warrant continues to have, and be subject to the same terms and conditions set forth in the warrant agreement pursuant to which such Lionheart Private Warrant was issued immediately prior to the consummation of the Business Combination, except that each Parent Founder Warrant is exercisable (or will become exercisable in accordance with its terms) for that number of whole Ordinary Shares equal to the number of Lionheart Private Shares that were issuable upon exercise of such Lionheart Private Warrant that was outstanding immediately prior to the consummation of the Business Combination, subject to adjustment pursuant to all subsequent reverse stock splits. As used herein: (1) “Lionheart Private Shares” shall mean the original 400,000 shares of Lionheart Class A Common Stock, included in the units (“Lionheart Private Units”) issued in private placements at the time of the consummation of the initial public offering by Lionheart, which closed on November 8, 2021 (“IPO”), including (a) one Lionheart Class A Common Stock and (b) one-half of a warrant, with whole warrants entitling the holder thereof to purchase one Lionheart Class A Common Stock at an exercise price of $11.50 per share; (2) “Lionheart Private Warrants” shall mean (a) each warrant issued in private placements at the time of the consummation of the IPO, entitling the holder thereof to purchase one Lionheart Class A Common Stock at an exercise price of $11.50 per share and (b) each warrant issued as a component of Lionheart Private Units; and (3) “Lionheart Public Warrants” shall mean each warrant issued as a component of the Lionheart Public Units.

The Company is not obligated to deliver any Ordinary Shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable, and the Company will not be obligated to issue Ordinary Shares upon exercise of a Public Warrant unless the Ordinary Shares issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant.

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The Company agreed that as soon as practicable, but in no event later than 30 days after the closing of the Business Combination, the Company would use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the Ordinary Shares issuable upon exercise of the Public Warrants and thereafter will use its best efforts to cause the same to become effective within 60 business days following the closing of the Transactions and to maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of that certain warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Lionheart (the “Warrant Agreement”). As a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants was not effective by the 60th business day after the closing of the Transactions, holders of the Public Warrants may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders of the Public Warrants will not be able to exercise their Public Warrants on a cashless basis. Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

● in whole and not in part;

● at a price of $869,118.16 per warrant (post-7:1, 10.89958:1, 8:1 and 4.8828125 reverse stock splits);

● upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

● if, and only if, the reported last reported sale price of the Ordinary Shares equals or exceeds $1,360,358.80 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of Ordinary Shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the Public Warrants were offered.

The Company has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each holder of the Public Warrants will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $1,360,358.80 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $$869,118.16 warrant exercise price (post-7:1, 10.89958:1, 8:1 and 4.8828125 reverse stock splits) after the redemption notice is issued.

If the Company calls the Public Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of Public Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of Public Warrants. If the Company’s management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last reported sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

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If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if they do not need the cash from the exercise of the Public Warrants after the closing of the transactions contemplated by the BCA, the SID and the Ancillary Agreements.

A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one (1) minus the quotient of (x) the price per share of Ordinary Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for the Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of the Ordinary Shares on account of such Ordinary Shares (or other shares of the Company’s capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the Public Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Share and any voting rights until they exercise their Public Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by Company shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the warrant holder.

The Company has agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Shareholder Rights Agreement

On January 30, 2026, the Board of Directors (the “Board”) of the Company authorised the issuance of one preferred share purchase right (a “Right”) for each outstanding Ordinary Share, or such Ordinary Shares of the Company as are in issue on the Record Date as a result of any consolidation of such Ordinary Shares. The Rights will be issued on March 2, 2026, to the shareholders of record on March 2, 2026. The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of February 13, 2026, between the Company and Continental Stock Transfer & Trust Company, as rights agent.

The Board adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 10% or more of the outstanding Ordinary Shares without the prior approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, the Rights Agreement should not interfere with any merger or other business combination approved by the Board.

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Summary of the Rights Agreement

The Rights. The Rights will initially trade with, and will be inseparable from, the Ordinary Shares. The Rights are evidenced only by book-entry credits that represent Ordinary Shares.

Exercise Price. Each Right will allow its holder to purchase from the Company one Series A Preferred Share (a “Preferred Share”) for US$0.0001 (the “Exercise Price”), once the Rights become exercisable.

Exercisability. The Rights will not be exercisable until ten (10) days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% or more of the outstanding Ordinary Shares.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying Ordinary Shares or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934—are treated as beneficial ownership of the number of the Company’s Ordinary Shares equivalent to the economic exposure created by the derivative position, to the extent actual Ordinary Shares of the Company are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership.

The Company refers to the date when the Rights become exercisable as the “Distribution Date.” Until that date, any transfer of Ordinary Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Ordinary Shares and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Ordinary Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

● Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person (and its affiliates and associates) may, for US$0.0001, purchase one Preferred Share in the Company for each one Ordinary Share held in the Company. The aggregate Preferred Shares shall have a liquidation preference of US$250 million, plus any accrued and unpaid dividends thereon, payable in cash and in priority to any payment or distribution to holders of Ordinary Shares upon any change of control not pre-approved by the Board, liquidation, dissolution, or winding up of the Company. A fixed cumulative cash dividend shall be payable to the holders of Preferred Shares at an annual rate of 18.5% per annum on the liquidation preference amount, accruing daily and payable quarterly in arrears on customary quarter-ends, in priority to any dividend or distribution on Ordinary Shares. To the extent not lawfully paid in cash (e.g., due to insufficient distributable profits), dividends will accrue.

● Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may purchase shares of the acquiring company at a discount to the market value of the acquiring company’s shares.

Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and notional Shares held by counterparties to a derivatives contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Expiration. The Rights will expire on the earliest of (i) the close of business on the first anniversary of the date of the Rights Agreement, or (ii) the time at which the Rights are redeemed as provided in Clause 23 of the Rights Agreement, or (iii) the date upon which the liquidation preference, and all interest thereon, has been paid by the Company to the holders of the issued Preferred Shares.

Redemption. The Board may redeem the Rights for US$0.0001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of US$0.0001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of the Ordinary Shares.

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Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Ordinary Shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Transfer Agent

The transfer agent for the Ordinary Shares and the Public Warrants is Continental Stock Transfer & Trust Company.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Ordinary Shares or our warrants for at least six months would be entitled to sell their securities provided that (1) that person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Ordinary Shares or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our Ordinary Shares then outstanding; or

●	the average weekly reported trading volume of our Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

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SELLING STOCKHOLDERS

This prospectus relates to the resale of up to 30,411,426 Ordinary Shares by the Selling Stockholders. We are registering the Ordinary Shares in order to permit the Selling Stockholders to offer the Ordinary Shares for resale from time to time. Except for the ownership of the Ordinary Shares, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the Ordinary Shares by each of the Selling Stockholders. The second column lists the number of Ordinary Shares beneficially owned by each Selling Stockholder, based on its ownership of the Ordinary Shares, as of March 20, 2026. The third column lists the Ordinary Shares being offered by this prospectus by the Selling Stockholders.

Because a Selling Stockholder may dispose of all, none or some portion of its securities, no estimate can be given as to the number of securities that will be beneficially owned by such Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholders and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each Selling Stockholder has sole voting and investment power with respect to all Ordinary Shares, that it beneficially owns, subject to applicable community property laws. To our knowledge, none of the Selling Stockholders are a broker-dealer or an affiliate of a broker-dealer.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholder list and the securities that may be resold.

Name of Selling Stockholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering(1)
Target Capital 1 LLC(2)	-	30,411,426	-

* Less than 1%

(1)	Assumes the sale of all shares being offered pursuant to this prospectus.
(2)	All voting and dispositive power for Target Capital 1 LLC is held by Dmitriy Shapiro, its Managing Member. The business address of Target Capital 1 LLC is 144 Hillside Village, Rio Grande PR 00745. Does not take into account the Selling Stockholder’s beneficial ownership limitation of 4.99%.

TAXATION

For a discussion of material Irish and U.S. federal income tax considerations relevant to the Company and its securities, see Item 9E “Taxation” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

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PLAN OF DISTRIBUTION

We are registering an aggregate of 30,411,426 Ordinary Shares held by the SEPA Investor, to permit the resale of these Ordinary Shares by the SEPA Investor from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the SEPA Investor of the shares of Ordinary Shares. However, the Company may receive up to $250,000,000, before expense, from sales of Ordinary Shares to the SEPA Investor that the Company may, in its discretion, elect to make, from time to time after the date of this prospectus, pursuant to the SEPA. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares.

The SEPA Investor and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The SEPA Investor may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The SEPA Investor may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the SEPA Investor may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the SEPA Investor (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the SEPA Investor may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The SEPA Investor may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The SEPA Investor may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The SEPA Investor is deemed an “underwriter” within the meaning of the Securities Act in connection with such sales, and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The SEPA Investor has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

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Unless otherwise specified in the applicable prospectus supplement, shelf securities offered by us under this prospectus will be a new issue and, other than the ordinary shares and our existing warrants, which are listed on Nasdaq, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

EXPENSES RELATED TO THE OFFERING

U.S. dollar
SEC Registration Fee	$51,489.76
Legal Fees and Expenses	$10,000.00
Accounting Fees and Expenses	$7,500.00
Printing Expenses	$5,000.00
Miscellaneous Expenses	$1,010.24
Total	$75,000.00

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is incorporated in Ireland and conducts a majority of its operations through its various subsidiaries located outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

LEGAL MATTERS

The validity of any securities offered pursuant to this prospectus and certain other legal matters as to Irish Law will be passed upon for us by Arthur Cox LLP, Irish counsel to the Company.

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EXPERTS

The financial statements as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2025, and that have not been described in the 2025 Annual Report or in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://smx.tech. We make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

(a) Our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 20, 2026;

(b) Our Reports on Form 6-K, filed (and not furnished) with the SEC on February 6, 2026, February 12, 2026, February 13, 2026, March 6, 2026 and March 13, 2026; and

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(c) The description of the Company’s Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on March 7, 2023, including any amendment or report filed for the purpose of updating such description.

The SEC file number for each of the documents listed above is 001-41639.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we file (and not furnish) with the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to SMX (Security Matters) Public Limited Company, Attn: Mr. Haggai Alon, Chief Executive Officer, Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland. Such documents may also be accessed free of charge on our website at https://smx.tech.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Company is subject to the ICA. Subject to exceptions, the ICA does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company. The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Company’s Amended and Restated Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the ICA, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. However, any such indemnity shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Company entered into indemnification agreements with each of the directors of the Company to provide contractual indemnification providing for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, and to Lionheart if applicable or, at Lionheart’s request, service to other entities, as officers or directors occurring at or prior to the Merger Effective Time to the maximum extent permitted by applicable law.

The Company is also anticipated to maintain standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (2) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Amended and Restated Memorandum and Articles of Association or otherwise as a matter of law.

Item 8. Exhibits.

(a) Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

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(b) Filing Fee Table.

The registration fee required in connection with the registration of the securities covered by this registration statement was previously paid in connection with the Company’s registration statement, as amended. Accordingly, no additional registration fee is payable with this filing

Item 10. Undertakings.

(a) The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned hereby undertakes:

(1) that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused and authorized this registration statement to be signed on its behalf by the undersigned.

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

March 24, 2026	By:	/s/ Haggai Alon
	Name:	Haggai Alon
	Title:	CEO

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haggai Alon	Chairman of the Board of Directors and Chief Executive Officer	March 24, 2026
Haggai Alon	(Principal Executive Officer)

Director
Tan Cheong Hwai

*	Executive Vice President, Chief Strategy Officer, Managing Director of trueGold, and Director	March 24, 2026
Zeren Browne

*	Director, and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2026
Amir Bader

Director
Daniel Peterlin

Director
Richard G. Hayes

*	Director	March 24, 2026
Pebble Sia Huei-Chieh

*	Haggai Alon, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signed above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

March 24, 2026	By:	/s/ Haggai Alon
	Name:	Haggai Alon
	Title:	Attorney-in-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this registration statement on Form F-3 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on March 24, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title	Managing Director

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).
1.2	Form of Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Annex C to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).
1.3	Deed of Variation-Scheme Implementation Deed, dated January 8, 2023, by and among Lionheart III Corp., Empatan Public Limited Company and Security Matters PTY (incorporated by reference to Annex B-2 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on January 12, 2023).
1.4	Constitution True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
1.5	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form F-1 (Reg. No. 333-270674), as amended, initially filed with the SEC on March 17, 2023).
1.6	Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 6-K filed with the SEC on August 18, 2023).
1.7	Further Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form F-1 (Reg. No. 333-274774), as amended, initially filed with the SEC on September 29, 2023).
1.8	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on July 11, 2024).
1.9	Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.9 to the Company’s Annual Report on Form 20-F, as amended, initially filed with the SEC on May 14, 2025).
1.10	Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form F-1 (No. 333- 287437), as amended, filed with the SEC on June 20, 2025)
1.11	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on June 12, 2025).
1.12	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on August 5, 2025).
1.13	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (Incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on November 14, 2025)
1.14	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on February 12, 2026)

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2.1*	Description of Securities
2.2	Warrant Agreement, dated November 3, 2021, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Lionheart III Corp with the SEC on November 9, 2021)
2.3	Form of Warrant A (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)
2.4	Form of Warrant B (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)
2.5	Form of Warrant Agent Agreement with Respect to Warrant A, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)
2.6	Form of Warrant Agent Agreement with Respect to Warrant B, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)
2.7	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 7, 2023).
2.8	Form of Warrant (incorporated by reference to Exhibit 2.17 to the Company’s Annual Report on Form 20-F, as amended, initially filed with the SEC on April 30, 2024).
2.9	Ordinary Share Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).
2.10	Form of Series A Warrants (incorporated by reference to Exhibit 99.4 of the Company’s Report on Form 6-K filed with the SEC on September 16, 2024).
2.11	Rights Agreement, dated February 13, 2026 (incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on February 13, 2026)
2.12	Designation of Series A Preferred Shares (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-A filed with the SEC on February 13, 2026)
4.1#	Employment Agreement, dated June 1, 2021, by and between Security Matters Ltd. and Haggai Alon (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.2#	Amendment I, dated June 9, 2022, to Employment Agreement dated June 1, 2021, by and between Security Matters Ltd. and Haggai Alon (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.3	License Agreement, dated January 1, 2015, by and between Isorad Ltd. and Security Matters Ltd. (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.4	Amendment to License Agreement, dated July 10, 2018, by and between Isorad Ltd. and Security Matters Ltd. (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.5	Addendum to License Agreement, dated April 30, 2019, by and between Isorad Ltd. and Security Matters Ltd. (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.6	TrueGold Licensing Agreement dated July 26, 2020, by and between Security Matters Ltd. and True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.7	Shareholders Agreement dated July 27, 2020 by and among Security Matters PTY, W.A. Mint Pty Ltd. and True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.8	True Gold R&D Services Agreement dated November 16, 2022, by and between Security Matters Ltd. and True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

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4.9	Services Agreement dated June 16, 2021, by and between Security Matters PTY and True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.10	Amendment, dated May 26, 2022, to True Gold R&D Services Agreement, by and between Security Matters, Ltd. and True Gold Consortium Pty. Ltd. (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.11	Shareholders Agreement dated April 30, 2019, by and among Security Matters Ltd., Trifecta Industries Ltd. and Newco (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.12	Form of Assignment, Assumption and Amendment Agreement with respect to the Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
4.13	Form of Specific Security Deed (incorporated by reference to Exhibit 4.30 to the Shell Company Report on Form 20-F (File No. 001-41639), as amended, filed with the SEC on March 7, 2023).
4.15	Form of 15% Senior Convertible Note due 2024 Growth Financing Termsheet (incorporated by reference to Exhibit 4.31 to the Shell Company Report on Form 20-F (File No. 001-41639), as amended, filed with the SEC on March 7, 2023).
4.16	Amended and Restated Promissory Note with Lionheart Management, LLC and Lionheart Equities, LLC, dated March 7, 2023 (incorporated by reference to Exhibit 4.32 to the Shell Company Report on Form 20-F (File No. 001-41639), as amended, filed with the SEC on March 7, 2023).
4.17#	2022 Incentive Equity Plan (incorporated by reference to Exhibit 4.33 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.18#	Form of 2022 Incentive Equity Plan, Option Award Agreement (incorporated by reference to Exhibit 4.44 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.19#	Form of 2022 Incentive Equity Plan, RSU Award Agreement (incorporated by reference to Exhibit 4.45 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.20	Amendment to Binding Terms of Agreement, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.46 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.21	Amendment to 10% Secured Notes, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.47 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.22	Amendment to Binding Terms of Agreement, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.48 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.23	Amendment to Senior Secured Promissory Note Due August 24, 2024, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.49 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.24	Amendment to Senior Secured Promissory Note, dated March 2, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.50 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 28, 2023).
4.25	Amendment to 10% Secured Notes Due July 1st, 2023, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.51 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.26	Amendment to 10% Secured Notes, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.52 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

II-8

4.27	Amendment to 10% Secured Bridge Notes, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.53 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.28	Amendment to Binding Terms of Agreement, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.54 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.29	Amendment to Loan Agreement, dated March 2, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.55 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.30	Amendment to Senior Secured Promissory Note Due July 31, 2023, dated March 5, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.56 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.31	Amendment to Senior Secured Promissory Note Due December 19, 2023, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.57 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.32	Conversion and Exchange Rights Agreement, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.58 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.33	Conversion and Exchange Rights Agreement, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.59 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.34	Amendment to Senior Secured Promissory Note Due December 19, 2023, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.60 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.35	Amendment to Senior Secured Promissory Note Due July 31, 2023, dated March 5, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.61 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.36	Amended and Restated Promissory Note dated as of March 7, 2023, in favor of Lionheart Management, LLC and Lionheart Equities, LLC (incorporated by reference to Exhibit 4.62 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).
4.37	Amendment dated April 27, 2023 to Amended and Restated Promissory Note dated as of March 7, 2023 (incorporated by reference to Exhibit 4.63 to the Company’s Annual Report on Form 20-F filed with the SEC on April 28, 2023),
4.38#	Employment Agreement by and between Security Matters Pty and Zeren Browne, dated July 21, 2022 (incorporated by reference to Exhibit 10.64 to the Company’s Registration Statement on Form F-1 (Reg No. 333-276258), as amended, initially filed with the SEC on December 22, 2023).

II-9

4.39	Form of Conversion and Exchange Rights Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on January 25, 2024).
4.40	Form of Conversion and Exchange Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K filed with the SEC on January 25, 2024).
4.41	Form of Inducement Letter (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 7, 2023).
4.42	Investment Agreement dated as of October 3, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on October 10, 2023).
4.43	Private Placement Binding Term Sheet by and between the Company and Steve Wallitt, dated February 25, 2024 (incorporated by reference to Exhibit 10.71 the Company’s Registration Statement on Form F-1 (Reg. No. 333-277482), as amended, filed with the SEC on March 7, 2024).
4.44	Form of Conversion and Exchange Rights Agreement (incorporated by reference to Exhibit 4.77 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 30, 2024).
4.45	Underwriting Agreement, dated February 15, 2024 (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 6-K filed with the SEC on February 16, 2024).
4.46	Loan Agreement, dated December 27, 2024, with Abri Advisors Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 30, 2024).
4.47	Conversion and Exchange Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).
4.48	Conversion and Exchange Rights Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).
4.49	Letter of Intent, dated July 10, 2024, with PMB Partners, LP (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K filed with the SEC on July 22, 2024).
4.50	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K filed with the SEC on September 10, 2024).
4.51	Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 6-K filed with the SEC on September 10, 2024).
4.52	Subscription Agreement with PMB Partners, LP (incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 6-K filed with the SEC on September 10, 2024).
4.53	Notes Exchange Agreement with PMB Partners, LP (incorporated by reference to Exhibit 10.4 of the Company’s Report on Form 6-K filed with the SEC on September 10, 2024).
4.54	Share Exchange Agreement with PMB Partners, LP (incorporated by reference to Exhibit 10.5 of the Company’s Report on Form 6-K filed with the SEC on September 10, 2024).
4.55	Convertible Note with PMB Partners, LP (incorporated by reference to Exhibit 10.6 of the Company’s Report on Form 6-K filed with the SEC on September 10, 2024).
4.56	Senior Promissory Note with PMB Partners, LP (incorporated by reference to Exhibit 10.7 of the Company’s Report on Form 6-K filed with the SEC on September 10, 2024).

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4.57	Engagement Letter with RBW (incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on May 8, 2025).
4.58	Amendment No. 2 to Senior Note (incorporated by reference to Exhibit 4.65 to the Company’s Annual Report on Form 20-F, as amended, initially filed with the SEC on May 14, 2025).
4.59	Amendment No. 2 to Promissory Note (incorporated by reference to Exhibit 4.66 to the Company’s Annual Report on Form 20-F, as amended, initially filed with the SEC on May 14, 2025).
4.60	Engagement Letter with RBW (incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on August 5, 2025).
4.61	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on August 5, 2025).
4.62	Form of Promissory Note (incorporated by reference to Exhibit 99.3 of the Company’s Report on Form 6-K filed with the SEC on August 5, 2025).
4.63	Standby Equity Purchase Agreement dated December 1, 2025 (incorporated by reference to Exhibit 10.71 to the Company’s Registration Statement on Form F-1 (Reg. No. 333-293520), as amended, initially filed with the SEC on February 17, 2026)
4.64	Form of Convertible Promissory Note dated December 3, 2025 (incorporated by reference to Exhibit 99.3 of the Company’s Report on Form 6-K filed with the SEC on December 5, 2025)
4.65	Amendment and Addendum to Standby Equity Purchase Agreement dated December 9, 2025 (incorporated by reference to Exhibit 10.73 to the Company’s Registration Statement on Form F-1 (Reg. No. 333-293520), as amended, initially filed with the SEC on February 17, 2026)
4.66	Form of Convertible Promissory Note (incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on December 11, 2025)
4.67	Second Amendment to Standby Equity Purchase Agreement, dated February 5, 2026 (incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 6-K filed with the SEC on February 6, 2026)
4.68	Agreement, dated March 6, 2026, with Ophir Sternberg (incorporated by reference to Exhibit 4.68 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025)
4.69	Agreement, dated March 6, 2026, with Roger Meltzer (incorporated by reference to Exhibit 4.69 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025)
4.70	Agreement, dated March 6, 2026, with Thomas Hawkins (incorporated by reference to Exhibit 4.70 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025)
5.1*	Opinion of Arthur Cox
8.1	List of Subsidiaries of the Company. (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025)
11.1	Company’s Code of Conduct and Business Ethics (incorporated by reference to Exhibit 11.1 to the Company’s Annual Report on Form 20-F filed with the SEC on May 1, 2023).
11.2	Company’s Insider Trading Policy (incorporated by reference to Exhibit 11.2 to the Company’s Annual Report on Form 20-F filed with the SEC on May 1, 2023).
15.1	Relevant Territories for withholding Tax on Dividends (incorporated by reference to Exhibit 15.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025)
23.1	Consent of Ziv Haft, a member firm of BDO, independent registered public accounting firm
23.2*	Consent of Arthur Cox (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to the initial filing of the Registration Statement)
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Previously filed.

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